(21) SUBSIDIARIES

-----------------------------------------------------------------------------------------------
Subsidiary                          State of Incorporation         Names Under Which Subsidiary
----------                          ----------------------                Does Business
                                                                          -------------
-----------------------------------------------------------------------------------------------
Global Online Exchange, Inc.               Florida                 Global Online Exchange, Inc.
-----------------------------------------------------------------------------------------------
Capital Publications, Inc.                 Florida                 Capital Publications, Inc.
-----------------------------------------------------------------------------------------------
JBX Online, Inc.                           Florida                 JBX Online, Inc.
                                                                   JBX Designs
-----------------------------------------------------------------------------------------------
Global Online Exchange One, Inc.           Florida                 International Credit Reserve
                                                                   Exchange (ICRE)
-----------------------------------------------------------------------------------------------
Electronic Business Network, Inc.          Florida                 Electronic Business Network, Inc.
                                                                   Stormcrow Studios
-----------------------------------------------------------------------------------------------


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